Exhibit 10.1

***         INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AND COMMERCIALIZATION AGREEMENT

BY AND BETWEEN

REDPOINT BIO CORPORATION

AND

INTERNATIONAL FLAVORS & FRAGRANCES INC.

DATED AS OF JUNE 29, 2010

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

LICENSE AND COMMERCIALIZATION AGREEMENT

THIS LICENSE AND COMMERCIALIZATION AGREEMENT (this “Agreement”) is dated as of June 29, 2010 (the “Effective Date”) by and between Redpoint Bio Corporation, a Delaware corporation (“Redpoint”) and International Flavors & Fragrances Inc., a New York corporation (“IFF”).  Redpoint and IFF are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Redpoint is the owner of the Licensed Technology and desires to grant IFF the right to use the Licensed Technology to Develop, Manufacture, use and Commercialize Reb C and Products;

WHEREAS, IFF has expertise in Developing, Manufacturing and Commercializing flavor and fragrance products and desires to obtain from Redpoint the right to use the Licensed Technology to Develop, Manufacture, use and Commercialize Reb C and Products; and

WHEREAS, IFF intends to enter into supply agreements with Third Parties for supply of the Reb C for use in Products.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  The following terms shall have the following meanings as used in this Agreement:

1.1.1        “Affiliate” means a Person that controls, is controlled by or is under common control with a Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting stock of such Person (it being understood that the direct or indirect ownership of a lesser percentage of such stock shall not necessarily preclude the existence of control), or by contract or otherwise.

1.1.2        “Bakery Products” means ***.

1.1.3        “Beverages” means ***.

1.1.4        “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, NY are required to be closed.

1.1.5        “Commercialization” and “Commercialize” mean any and all activities, excluding Development or Manufacturing, necessary or desirable to realize commercial sales of

Products in accordance with the Law, including distributing, importing, transporting, customs clearance, exporting, warehousing, packing, handling and delivering to customers, as well as offering for sale and sales, marketing, promoting and reimbursement related activities, including booking sales.  When used as a verb “Commercialize” means to engage in Commercialization.

1.1.6        “Confectionary Products” means ***.

1.1.7        “Control” means, with respect to any intellectual property right or other tangible or intangible property, that a Party or one of its Affiliates owns or has a license or sublicense to such item or right, and has the ability to grant access, license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party.

1.1.8        “Dairy Products” means ***.

1.1.9        “Develop” and “Development” means any and all activities necessary or desirable to research, develop and achieve Regulatory Notification excluding Manufacturing of Reb C in compliance with the Law, including research and development activities related to the generation, characterization, optimization, construction, expression, use and production of Products, test method development and stability testing, toxicology, quality assurance/quality control, delivery systems, formulation, statistical analysis, report writing, product approval and registration activities and all other activities with the intent and for the purpose of generating data for submission to regulatory authorities.  When used as a verb, “Develop” means to engage in Development.

1.1.10      “Dollars” or “$” shall mean the legal tender of the United States of America.

1.1.11      “Exclusivity Period” means the period commencing on the Effective Date and ending on the fifth anniversary thereof.

1.1.12      “FDA” means the United States Food and Drug Administration or any successor federal agency thereto.

1.1.13      “FEMA” means the Flavor and Extract Manufacturers Association of the U.S. or any successor organization thereto.

1.1.14      “First Purchase of Reb C” means the first commercial purchase by IFF or any of its Affiliates, agents or sublicensees of Reb C in an aggregate amount exceeding $*** for use in Products from a Supplier under a Supply Agreement.

1.1.15      “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body, including the FDA.

1.1.16      “GRAS Assessment” means self-assessment or assessment by FEMA or other organization in the Territory of generally recognized as safe (“GRAS”) of Reb C as a food ingredient, flavoring compound, flavor enhancer or taste modulator.

1.1.17      “IFF Invention” means an Invention that is discovered, made, reduced to practice or conceived by an employee, agent or consultant of (a) either Party or a person under an obligation of assignment to either Party solely or jointly with a Third Party during the Term in the course of performing such Party’s obligations under this Agreement that relates to flavor or flavor formulations, or the use of Reb C in flavor formulations, or (b) IFF or a person under any obligation of assignment to IFF solely or jointly with a Third Party during the Term in the course of performing IFF’s obligations under this Agreement, and, in the case of both clauses (a) and (b), all Patents claiming patentable Inventions therein, other than Redpoint Inventions.

1.1.18      “Invention” means, whether patentable or not, any writing, invention, discovery, improvement or other technology that is discovered, made, reduced to practice or conceived during the Term.

1.1.19      “Know-How” means any non-public information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, ideas, discoveries, inventions, trade secrets, practices, methods, protocols, tests, assays, techniques, specifications, processes, formulations, formulae, knowledge, know-how, skill, experience, materials, including products and compositions, scientific, technical or test data (including toxicological data), analytical and quality control data, stability data, studies and procedures, drawings, plans, designs, diagrams, sketches, technology, documentation, and Patent-related and other legal information or descriptions.

1.1.20      “Law” or “Laws” means all laws, statutes, rules, codes, regulations, orders, judgments and/or ordinances of any Governmental Authority having jurisdiction in the Territory.

1.1.21      “Licensed Technology” means the technology reflected in the Redpoint Patents and the Redpoint Know-How and all trade secrets and proprietary information developed or Controlled by Redpoint or its Affiliates on the Effective Date or any time during the Term (but excluding any IFF Inventions) that is reasonably necessary or useful to Develop, Manufacture or Commercialize Reb C in the Territory.

1.1.22      “Losses” means any and all amounts paid or payable to Third Parties with respect to a Third Party Claim, including damages (including all incidental and consequential damages), deficiencies, defaults, awards, settlement amounts, assessments, fines, dues, penalties, costs, liabilities, obligations, taxes, liens, losses, lost profits, fees and expenses (including, court costs, interest and reasonable fees of attorneys, accountants and other experts).

1.1.23      “Manufacture” means all activities related to the manufacturing and production of Reb C and Products, including but not limited to manufacturing supplies for Development and Commercialization, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, shipment, and regulatory activities related to any of the foregoing.

1.1.24      “Patent” means (a) valid and enforceable patents, re-examinations, reissues, renewals, extensions, supplementary protection certificates and term restorations, any confirmation patent or registration patent or patent of addition based on any such patent, (b) pending applications for patents, including continuations, continuations-in-part, re-examinations, reissues, renewals, extensions, supplementary protection certificates and term restorations divisional, provisional and substitute applications (c) all foreign counterparts of any of the foregoing, and (d) all priority applications of any of the foregoing.

1.1.25      “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.1.26      “Products” means any flavor systems used in Beverages, Dairy Products, Confectionary Products, Snack Products and Bakery Products containing Reb C.

1.1.27      “Reb C” means ***.

1.1.28      “Redpoint Invention” means an Invention that is discovered, made, reduced to practice or conceived by an employee, agent or consultant of (a) either Party or a person under an obligation of assignment to either Party solely or jointly with a Third Party during the Term in the course of performing such Party’s obligations under this Agreement that relates to manufacture of Reb C or (b) Redpoint or a person under any obligation of assignment to Redpoint solely or jointly with a Third Party during the Term in the course of performing Redpoint’s obligations under this Agreement, and, in the case of both clauses (a) and (b), all Patents claiming patentable Inventions therein, other than IFF Inventions.

1.1.29      “Redpoint Know-How” means any Know-How that is necessary for the Development, Manufacture, Commercialization and/or use of Reb C in the Territory that either (a) is Controlled by Redpoint or its Affiliates on the Effective Date or (b) comes within Redpoint’s or its Affiliates’ Control during the Term, including Redpoint Inventions.

1.1.30      “Redpoint Patents” means any Patent listed on Schedule 1.1.30 that is necessary for the Development, Manufacture, Commercialization and/or use of Reb C in the Territory that (a) cover Redpoint Know-How and (b) are Controlled by Redpoint on the Effective Date or come within Redpoint’s Control during the Term.

1.1.31      “Regulatory Notification” means all notifications, assessments (including GRAS Assessments), approvals, licenses, registrations or authorizations of any regional, federal, state or local regulatory agency, department, bureau or other entity (whether governmental or nongovernmental), necessary or desirable for the Development, Manufacture, use or Commercialization of Reb C or Products in the Territory.

1.1.32      “Regulatory Submission” means a submission (including any amendments thereto) for Regulatory Notification necessary or desirable before commercial sale or use of Reb C or Products in a regulatory jurisdiction in the Territory submitted to a regulatory or other authority.

1.1.33      “Royalty Term” means the period commencing on First Purchase of Reb C and ending on the later of (a) the fifth (5th) anniversary thereof and, (b) if a Redpoint Patent or a Patent Controlled by IFF or any of its Affiliates covering Reb C or a Product has issued, the date on which Reb C or such Product is no longer covered by a Valid Claim in any country in the Territory.

1.1.34      “Snack Products” means ***.

1.1.35      “Supplier” means any producer(s) manufacturing Reb C in accordance with suitable specifications allowing for a GRAS Assessment in the U.S.

1.1.36      “Territory” means all countries of the world.

1.1.37      “Third Party” means any entity other than Redpoint or IFF or their respective Affiliates.

1.1.38      “U.S.” means the United States of America and its territories, possessions and commonwealths.

1.1.39      “Valid Claim” means any claim of an issued and unexpired Patent that has not been rejected, revoked or held unenforceable or invalid by a final, nonappealable decision of a court or other Governmental Authority of competent jurisdiction or unappealed within the time allowable for appeal, and that has not been explicitly disclaimed, or admitted to be invalid of unenforceable through reissue, disclaimer or otherwise.

1.2           Interpretation.  Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; (b) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (c) the words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (d) the terms “Article”, “Section” and “Schedule” refer to the specified Article, Section and Schedule of this Agreement; and (e) the phrase “unreasonably withheld”, when used in connection with the right of a Party to consent or approve an action, shall mean that such consent or approval shall not be unreasonably withheld, conditioned or delayed.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

1.3           Additional Definitions.  Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Agreement	Preamble
Confidential Information	7.1.1
Disclosing Party	7.1.1
Effective Date	Preamble
Force Majeure Event	14.2

Definition	Section
GRAS	1.1.16
IFF	Preamble
IFF Indemnitees	12.1.2
IFF Marks	9.5.5
Indemnitee	12.2
Indemnitees	12.2
Infringement Claim	9.5.5
Milestone	5.2
Parties	Preamble
Party	Preamble
Redpoint	Preamble
Redpoint Indemnitees	12.1.1
Supply Agreements	8.1
Term	11.1
Third Party Claim	12.1.1

ARTICLE 2
LICENSES

2.1           License Grants.

2.1.1        Subject to Section 2.1.2 and the other terms and conditions of this Agreement, Redpoint hereby grants to IFF an exclusive (even as to Redpoint) royalty-bearing license (with the right to grant sublicenses in accordance with Section 2.2) under and to the Licensed Technology to Develop, Manufacture, use and Commercialize Reb C and Products in the Territory during the Term subject to the following:

(a)           the First Purchase of Reb C occurs prior to the *** anniversary of the Effective Date; and

(b)           royalties calculated pursuant to Section 5.3.1 for any calendar quarter on a rolling twelve-month basis are greater than or equal to the minimum royalties due and payable pursuant to Section 5.3.2 for such calendar quarter;

provided that in the case of clauses (a) and (b) above, the Milestones shall have been achieved; provided, further, that, to the extent that either of the conditions above are not met, the exclusive license granted hereunder shall become a non-exclusive license at such time.

2.1.2        No later than ninety (90) days prior to the expiration of the Exclusivity Period, the Parties will meet to negotiate in good faith an extension of the exclusive license granted in Section 2.1.1 and the amount of royalties that shall be payable connection therewith.  If at such time, the Parties are unable to agree in good faith on the terms of such an extension, the exclusive license granted in Section 2.1.1 above shall become non-exclusive upon the expiration of the Exclusivity Period.

2.2           Sublicensing.

2.2.1        Generally.  IFF shall have the right to sublicense the license grants under Section 2.1 to its Affiliates and, with the prior consent of Redpoint, to Third Parties; provided that such a sublicense by IFF to an Affiliate shall, unless otherwise agreed by Redpoint, automatically terminate upon a change of control of such Affiliate in connection with which such Affiliate ceases to be an Affiliate of IFF or upon termination of the license grants hereunder.  IFF shall ensure that each sublicense granted in accordance with this Section 2.2 requires its Affiliate or permitted sublicensee to comply with all of the applicable terms and conditions of this Agreement as if such Affiliate or permitted sublicensee were a party to this Agreement and provides that such Affiliate or sublicensee shall not further sublicense its rights.  IFF shall be responsible for its Affiliates’ and permitted sublicensees’ performance of and compliance with the applicable terms and conditions of this Agreement.

2.2.2        Sublicensing Payments; Royalties.  In the event that IFF or any of its Affiliates receives any upfront, milestone or other similar payments in connection with its sublicense of the license grants as permitted hereunder, IFF will pay to Redpoint, within thirty (30) days of receipt of such payment by IFF or such Affiliate, an amount equal to *** of such payment.  In the event that IFF or any of its Affiliates is entitled to receive a royalty or other similar payment in connection with its sublicense of the license grants as permitted hereunder, IFF will pay to Redpoint a percentage of such royalty at a rate equal to *** of the royalty payable to IFF or such Affiliate, payable within thirty (30) days of receipt of each such payment by IFF or such Affiliate, in accordance with the terms of the applicable sublicense.

2.3           Subcontractors.  IFF shall remain responsible for complying with all terms and conditions of this Agreement regardless of whether a subcontractor performs any part of this Agreement.  Any Third Party subcontractors performing any of IFF’s obligations hereunder shall be subject to confidentiality and non-use obligations at least as stringent as those set forth in Article 8 and IFF shall ensure that the agreement with such Third Party enables Redpoint to exercise the same rights with respect to Inventions under this Agreement as if IFF had done the work itself.

2.4           No Implied Licenses.  No implied licenses are granted under this Agreement.  IFF hereby covenants and agrees not to use any of its rights under the licenses set forth in this Article 2 except as expressly permitted in this Agreement.

2.5           Retained Rights.  Except for the express rights granted to IFF in this Agreement, IFF shall not enjoy or exercise any proprietary or property right or otherwise have any other right, title or interest in, to or under the Redpoint Patents, Redpoint Know-How, Redpoint Inventions, and IFF shall not represent to any Third Party that it has any such proprietary or property right, or any other right, title or interest.  Furthermore, any rights of Redpoint not expressly granted to IFF under the provisions of this Agreement shall be retained by Redpoint.

2.6           Nonassertion.  Subject to the terms and conditions of this Agreement, including the rights granted to IFF pursuant to the exclusive license provided herein, IFF and its Affiliates hereby covenant and agree not to, alone or in cooperation with any Third Party, assert that the exercise by Redpoint, its Affiliates, or their respective sublicensees of their rights to Develop, Manufacture, use or otherwise Commercialize Reb C or any product containing Reb C covered by the Licensed Technology infringes any intellectual property rights of IFF or its Affiliates or their respective sublicensees.  This covenant will run with and attach to any and all intellectual property owned or controlled, in whole or in part, by Redpoint and shall be binding upon any assignee of any intellectual property from Redpoint.   This provision shall survive the termination or expiration of this Agreement.

ARTICLE 3
REGULATORY RESPONSIBILITIES

3.1           Overview.  IFF shall be responsible for seeking and achieving Regulatory Notification for Reb C and Products in the Territory, and all costs and expenses in connection therewith.  IFF shall use its commercially reasonable efforts to seek and achieve Regulatory Notification for Reb C in the Territory, including GRAS Assessment with FEMA in the U.S.

3.2           Regulatory Notification.  IFF shall be responsible, at its own expense, for preparing and filing Regulatory Submissions and seeking and achieving Regulatory Notifications for Reb C in the Territory, including generating any data and other information, preparing all reports, and assembling panels of qualified scientific experts necessary or desirable as part of a Regulatory Submission.  All such Regulatory Submissions shall be filed in the name of IFF or its designees.  IFF shall permit Redpoint access to and grant Redpoint the right to reference and use all data, regulatory filings and regulatory communications associated with Reb C.

3.3           Reporting.  On a quarterly basis, due on each April 1, July 1, October 1 and January 2 after the Effective Date and ending on achievement of Milestone 2, IFF shall provide Redpoint with a detailed summary of all material meetings, conference calls, documents and correspondence IFF has had with or receives from FEMA or other similar organization or any Governmental Authority in each case relating to any Regulatory Submission or Regulatory Notification for Reb C and Products during the immediately preceding two months.

ARTICLE 4
DEVELOPMENT AND COMMERCIALIZATION

4.1           Overview and Diligence.  IFF shall be solely responsible for Developing and Commercializing Reb C and the Products in the Territory.  IFF shall use commercially reasonable efforts to Commercialize Reb C and the Products in the Territory.

4.2           Commercialization Plans and Reports.

4.2.1        Commercialization Plans.  IFF shall prepare a written commercialization plan that describes the significant Commercialization activities to be undertaken by IFF with respect to Reb C and the Products in the Territory in the next calendar year (each, a “Commercialization Plan”).  The initial Commercialization Plan for the Products shall be prepared and delivered to Redpoint no later than twelve (12) months prior to the anticipated First Purchase of Reb C.  By no later than November 1st of each calendar year after the calendar year in which the initial Commercialization Plan for the Products was delivered, IFF shall prepare and deliver to Redpoint an updated Commercialization Plan for the following calendar year.  The Commercialization Plan shall also include a good faith forecast of quantities in kilograms of Reb C to be used in Products in the Territory for such calendar year.

4.2.2        Reports. On a quarterly basis, due on each April 1, July 1, October 1 and January 2 after the Effective Date, IFF shall prepare and deliver to Redpoint a written report summarizing IFF’s Development and Commercialization activities with respect to Reb C and the Products in the Territory performed by IFF during the prior two month period.

4.3           Expenses and Responsibilities.  IFF shall bear all of its costs and expenses associated with the Development and Commercialization of Reb C and the Products for sale or distribution in the Territory.  IFF shall have the responsibility to distribute, sell, record sales and collect payments for Reb C and the Products in the Territory.  IFF shall have responsibility for establishing and modifying the terms and conditions with respect to the sale of Reb C and the Products in the Territory, including the price or prices at which Reb C or the Products will be sold, any discount applicable to payments or receivables and similar matters.

ARTICLE 5
FINANCIAL TERMS

5.1           Upfront Fee.  As partial payment for the rights and licenses granted by Redpoint pursuant to this Agreement, IFF shall pay to Redpoint an aggregate upfront payment of Five Hundred Thousand Dollars ($500,000) on the Effective Date, which payment shall be non-creditable and non-refundable.

5.2           IFF Milestone Payments.  In further consideration for the rights and licenses granted by Redpoint hereunder, IFF shall also pay to Redpoint the payments set forth below for the achievement by IFF of each such milestone referred to therein (each, a “Milestone”):

	Milestone Event	Amount
Milestone 1	Upon identification and validation of the first Supplier for commercial quantities of Reb C and agreement on cost, volume specifications and stability terms with such Supplier as set forth in an executed Supply Agreement	$500,000
Milestone 2	Upon receipt of GRAS Assessment for Reb C	$500,000

In the event a Milestone is achieved, the Party achieving such Milestone shall promptly, but in no event more than five (5) Business Days after the achievement of such Milestone, notify the other Party in writing of the achievement of the same.  For all Milestones achieved, IFF shall promptly, but in no event more than thirty (30) days after the achievement of each such Milestone, remit payment to Redpoint for such Milestone.

5.3           Royalties on Purchases of Reb C.

5.3.1        Royalties Payable on Purchases of Reb C.  Subject to Section 2.1.2, during the Royalty Term, as further consideration for Redpoint’s grant of the rights and licenses to IFF hereunder, IFF will pay to Redpoint a royalty equal to *** per *** of Reb C purchased by IFF or any of its Affiliates, agents or sublicensees from a Supplier for use in Products; provided that such royalty shall be increased to *** per *** of Reb C purchased by IFF or any its Affiliates, agent or sublicensees from a Supplier for use in Products upon the issuance of a Patent

Controlled by Redpoint or IFF or their respective Affiliates covering Reb C as a sweetness enhancer or compositions of Reb C.

5.3.2        Minimum Royalties.  Notwithstanding the foregoing, IFF will pay minimum royalties of no less than (i) *** during the first (1st) twelve month period commencing upon First Purchase of Reb C, (ii) *** during the second (2nd) twelve month period commencing upon First Purchase of Reb C, (iii) *** during the third (3rd) twelve month period commencing upon First Purchase of Reb C, and (iv) *** during each successive twelve month period thereafter during the Royalty Term.

ARTICLE 6
PAYMENT TERMS

6.1           Payment Method.  All amounts due to Redpoint hereunder will be paid in Dollars by wire transfer in immediately available funds to an account designated by Redpoint.  Any undisputed payments or portions thereof due hereunder that are not paid by the date such payments are due under this Agreement will bear simple interest at the lower of a rate per annum equal to (a) one percent (1%) per month, or (b) the maximum rate permitted by applicable Law, calculated on the number of days such payment is delinquent.

6.2           Payment Schedules; Reports.  The payments due pursuant to Sections 5.1 and 5.2 are due and payable on the dates described therein.  Royalty payments due pursuant to Section 5.3 are due and payable within thirty (30) days of the end of each calendar quarter.  IFF will accompany each payment of royalties under this Agreement with a report setting forth the amount of Reb C purchased from Suppliers for use in Products, and a calculation of the amount of royalty payment due on such purchases.

6.3           Taxes.  The Parties shall use reasonable efforts to reduce tax withholding on payments made to Redpoint hereunder.  Notwithstanding such efforts, if IFF concludes, after consultation with Redpoint, that tax withholdings under the laws of any country are required, IFF may deduct from any royalty payment that IFF is required to pay hereunder for such tax withholding obligations.  IFF will provide Redpoint with reasonable advance notice of tax withholding obligations to which it reasonably believes that it is subject.  Redpoint will provide IFF any information available to Redpoint that is necessary to determine such withholding taxes.  Such withholding taxes will be paid to the proper taxing authority for Redpoint’s account and evidence of such payment will be secured and sent to Redpoint within a reasonable period of time.  The Parties will do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable Redpoint and IFF to take advantage of any applicable legal provision or any treaty provisions with the object of paying the sums due to Redpoint hereunder with the lowest legal amount of withholding taxes.

6.3.1        Additional Withholding Taxes.  If, as a result of any change in the corporate status or location of IFF, or the permitted assignment of this Agreement by IFF, additional withholding taxes become due on payments from IFF or its permitted assignee to Redpoint that would not have been due absent such change in corporate status or location or permitted assignment, then IFF will deduct withholding taxes in accordance with this Section 6.3, but will, in addition to the sums otherwise payable under this Agreement, pay to Redpoint such further sum as will ensure that, after deduction of withholding taxes on all such sums, the net amount received by Redpoint equals the amount that Redpoint would have received had such additional withholding taxes not been deducted.

6.4           Records Retention; Audit.

6.4.1        Record Retention.  IFF will maintain complete and accurate books, records and accounts relevant for the calculation of royalties on purchases of Reb C hereunder, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by IFF for three (3) years after the end of the period to which such books, records and accounts pertain, or longer as is required by applicable Law.

6.4.2        Audit.  Redpoint will have the right to have PricewaterhouseCoopers LLP (provided that at the time of such audit there exists no conflict with such firm due to other services provided to IFF), or such other independent certified public accounting firm of internationally recognized standing mutually acceptable to the Parties, to have access during normal business hours, upon reasonable prior written notice and not more than once in each calendar year during the Term and for three (3) years thereafter, or longer as is required by applicable Law, to such of the records of IFF, its Affiliates, sublicensees and Suppliers as may be reasonably necessary to verify the accuracy of the calculation of purchases of Reb C from Suppliers and any payments under sublicensing arrangements, if applicable, for any calendar year ending not more than three (3) years, or longer as is required by applicable Law, prior to the date of such request.  Results of such inspections shall be made available to both Redpoint and IFF; provided that the accounting firm shall report to the Parties only the final audited royalty payment amounts to be paid by IFF.  Redpoint will bear all costs of such audit, unless the audit reveals a discrepancy in Redpoint’s favor of more than five percent (5%), in which case IFF will bear the cost of the audit.

6.4.3        Payment of Additional Amounts.  If, based on the results of any audit, additional payments are owed to Redpoint under this Agreement, IFF will make such additional payments within thirty (30) days after the accounting firm’s written report is delivered to the Parties.  The provisions of Section 6.1 shall apply to such payment as of the date such additional payments were originally due.

6.4.4        Confidentiality.  Redpoint will treat all information that is shared with it in connection with Redpoint’s audit rights under this Section 6.4 in accordance with the provisions of Article 7.

ARTICLE 7
CONFIDENTIALITY

7.1           Confidential Information.

7.1.1        Confidential Information.  As used in this Agreement, the term “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer, electronic or other form, generated pursuant to this Agreement or provided pursuant to this Agreement by one Party (the “Disclosing

Party”) to the other Party (the “Receiving Party”), including but not limited to, information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, and any other materials that have not been made available by the Disclosing Party to the general public.  Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a)           were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b)           were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)           were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)           were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

(f)            For clarity, Redpoint Inventions shall be Confidential Information of Redpoint and IFF Inventions shall be Confidential Information of IFF.

7.1.2        Confidentiality Obligations.  Each of Redpoint and IFF shall not disclose, and shall keep all Confidential Information of the other Party confidential with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but in no event less than a reasonable degree of care.  Neither Party shall use such Confidential Information for any purpose other than in performance of, or in exercise of its rights under, this Agreement or disclose the same to any other Person other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents or consultants who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents or consultants who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 7) that all such directors, managers, employees, independent contractors, agents or consultants comply with such obligations as if they had been a Party hereto.  For clarity, nothing contained herein shall restrict Redpoint from disclosing its Confidential Information to its and its Affiliates’ directors, managers, employees, independent contractors, agents or consultants who are under similar confidentiality obligations as set forth herein in connection with any licensing, commercialization, financing, acquisition or other transaction.  Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents or consultants, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes.  Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 8.  It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.

7.1.3        Permitted Disclosure and Use.  Notwithstanding Section 7.1.2, a Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary to: (a) achieve Regulatory Notification of Reb C to the extent such disclosure is made to FEMA or a similar organization or a Governmental Authority; (b) comply with or enforce any of the provisions of this Agreement, including to prosecute and maintain Patents; (c) comply with Laws; or (d) comply with an applicable securities laws and regulations, stock exchange or Nasdaq rules.  If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 7.1.3, such Party shall give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to challenge or limit such disclosure or to take measures to ensure confidential treatment of such information.

7.1.4        Governmental Requirements.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 7.1, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably practical, including seeking an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

7.1.5        Notification.  The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

7.2           Publicity; Filing of this Agreement.  Any publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that (a) once a press release or other public announcement is approved in writing by both Parties, a Party may make subsequent public disclosure of the information contained in such press release or other public announcement without the further approval of the other Party, and (b) any disclosure which is required by applicable Law as advised by the disclosing Party’s counsel may be made by such Party without the prior consent of the other Party.  To the extent practicable, the non-disclosing Party shall be given at least seven (7) Business Days advance notice of any such legally required disclosure, and shall provide any comments on the proposed disclosure during such period.  To the extent that either Party determines that it or the other Party is required to file or register this Agreement or a notification thereof to comply with the requirements of an applicable stock exchange or Nasdaq regulation or any Governmental Authority, including the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, such Party shall promptly inform the other Party thereof.  Prior to making any such filing, registration or notification, the Parties shall agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision.  The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

7.3           Publication.  On and after the Effective Date and during the Term, the following restrictions shall apply with respect to any academic, scientific, medical or other publication or presentation or other disclosure by IFF that contains or refers to the Licensed Technology: (a) IFF shall provide Redpoint with an advance copy of any such proposed publication at least thirty (30) days prior to the proposed publication date, and Redpoint shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve such Licensed Technology; and (b) if Redpoint informs IFF, within thirty (30) days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any Licensed Technology, IFF shall delay or prevent such publication as proposed.  IFF may publicly disclose without regard to the preceding requirements of this Section 7.3 any information that was previously disclosed in a public disclosure that was in compliance with such requirements.

7.4           Use of Names.  Neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the prior written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FEMA, FDA and the U.S. Securities and Exchange Commission.

7.5           Confidentiality of this Agreement.  The terms and existence of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 7.

7.6           Survival.  The obligations and prohibitions contained in this Article 7 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

ARTICLE 8
MANUFACTURING AND SUPPLY

8.1           Manufacturing and Supply.  As soon as practicable after satisfaction of Milestone 1, IFF shall enter into supply agreements, purchase orders or other supply arrangements with Suppliers for the manufacture and supply of Reb C (the “Supply Agreements”).  Such Supply Agreements shall include reasonable and customary provisions with respect to forecasting and ordering and purchasing quantities of Reb C on an ongoing basis based on actual demand for Products.  IFF shall promptly provide Redpoint with copies of such Supply Agreements and any amendments or supplements thereto upon execution of such agreements, amendments or supplements.

ARTICLE 9
OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

9.1           Inventorship; Ownership of Inventions.

9.1.1        Inventorship.  Inventorship for patentable Inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws.

9.1.2        Ownership.  All right, title and interest in all Redpoint Inventions shall vest in Redpoint.  All right, title and interest in all IFF Inventions shall vest in IFF.

9.2           Assignment by Employees.  Each Party represents and agrees that its and its Affiliates’ employees and consultants, shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions made or conceived during and as a result of the research or the development by such employee or consultant; provided, that to the extent such Invention relates to the Manufacture of Reb C, such Invention shall be assigned to Redpoint, and, to the extent such Invention relates to flavor or flavor formulations or the use of Reb C in flavor formulations, such Invention shall be assigned to IFF.  In the case of non-employees working for other companies or institutions on behalf of Redpoint or IFF, Redpoint or IFF, as applicable, shall use commercially reasonable efforts to obtain the right to license all Inventions made by such non-employees on behalf of Redpoint or IFF, as applicable, in accordance with the policies of the company or institution employing such non-employee.  Redpoint and IFF agree to undertake to enforce such agreements with employees or others or such rights pertaining to non-employees (including, where appropriate, by legal action) considering, among other things, the commercial value of such Inventions.

9.3           Filing, Prosecution and Maintenance of Patents.

9.3.1        IFF shall use commercially reasonable efforts to prosecute and maintain the Redpoint Patents in Redpoint’s name at IFF’s sole cost and expense in the United States and in such other jurisdictions as IFF may elect in its commercially reasonable discretion.  As soon as practicable after the Effective Date, Redpoint shall provide IFF with copies of any patent applications included within the Redpoint Patents which are not publicly available.  IFF shall be responsible for filing, prosecuting and maintaining the Redpoint Patents, including converting the provisional Patent applications into non-provisional Patent applications and prosecuting and maintaining any foreign prosecution of the Patent applications.  In addition, IFF may combine one or more provisional applications into a single application if IFF determines, in its reasonable discretion, that such action will not delay issuance of a pending Redpoint Patent or decrease the likelihood of issuance of a pending Redpoint Patent in a timely manner; provided that such action does not adversely affect or reduce the scope of such pending Redpoint Patent.

9.3.2        IFF shall provide Redpoint with advance copies (which may be in draft form) of all material documents and filings as well as material correspondence from the relevant patent offices, in each case relating to such Redpoint Patents, including the Patent applications, and shall consider in good faith all comments from Redpoint relating to such filings and correspondence.

9.3.3        If IFF elects not to undertake (or after commencement of such filing, prosecution and/or maintenance, desires to cease) the prosecution or the maintenance of any Redpoint Patents consistent with its obligations set forth herein, then IFF shall notify Redpoint of such election and Redpoint shall have the right, in its sole discretion, to file, prosecute and/or maintain such Redpoint Patents at its sole cost and expense.

9.4           Cooperation.  Redpoint shall make available to IFF (or to IFF’s authorized attorneys, agents or representatives), its employees, agents, subcontractors or consultants to the extent reasonably necessary or appropriate to enable IFF to file, prosecute and maintain Patents as set forth in Section 9.3 and for periods of time reasonably sufficient for IFF to obtain the assistance it needs from such personnel.  Where appropriate, Redpoint shall sign or cause to have signed all documents relating to said Patents at no charge to IFF.

9.5           Infringement by Third Parties.

9.5.1        Notice. Each Party shall promptly give the other written notice if it reasonably believes that any Licensed Technology, Redpoint Invention or IFF Invention is being infringed or misappropriated by a Third Party, and shall provide the other Party with all available evidence supporting such belief.

9.5.2        Initial Obligation to Enforce.  For so long as IFF has an exclusive license under Section 2.1.1, IFF shall use commercially reasonable efforts and shall have the obligation to initiate a suit or take other appropriate action that it believes is reasonably required to protect (i.e., prevent or abate actual or threatened infringement or misappropriation of) or otherwise enforce the Licensed Technology, Redpoint Inventions or IFF Inventions in the Territory.   IFF agrees to notify Redpoint of its intention to bring an action or proceeding and to keep Redpoint informed of material developments in the prosecution or settlement of such action or proceeding.  IFF shall be responsible for all costs and expenses of any action or proceeding that IFF initiates and maintains.  Redpoint shall cooperate fully at its expense by joining as a party plaintiff if required to do so by law to maintain such action or proceeding and by executing and making available such documents as IFF may reasonably request.  Redpoint may be represented by counsel of its choice in any such action or proceeding, at Redpoint’s expense, acting in an advisory but not controlling capacity.  The prosecution, settlement, or abandonment of any infringement action or proceeding brought by IFF shall be at IFF’s sole discretion; provided, that IFF may not enter into any settlement that adversely affects Redpoint’s rights or interests hereunder in the Licensed Technology.

9.5.3        Step-In Right.  If IFF fails to elect or elects not to exercise such first right pursuant to Section 9.5.3 within ninety (90) days of evidence of an actual infringement, Redpoint shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise.  Redpoint shall keep

IFF informed of material developments in the prosecution or settlement of such action or proceeding.  Redpoint shall be responsible for all costs and expenses of any action or proceeding that Redpoint initiates.  IFF shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as Redpoint may reasonably request.  IFF may be represented by counsel in any such action or proceeding at its own expense.  The prosecution, settlement, or abandonment of any infringement action or proceeding brought by Redpoint shall be at Redpoint’s sole discretion.

9.5.4        Recoveries.  If the Parties obtain any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation) from a Third Party in connection with a suit brought by a Party pursuant to this Section 9.5, such amounts shall be allocated as follows:

(i)            in all cases to reimburse each Party for all expenses of such litigation, including reasonable attorneys’ fees and disbursements, court costs and other litigation expenses; and

(ii)           any of the remaining amount that relates to the Products shall be split fifty-fifty by the Parties.

9.5.5        Infringement Claims.  If a Third Party at any time asserts a claim that the Licensed Technology is invalid or unenforceable, or if any Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates, claiming infringement of its patent rights or unauthorized use or misappropriation of its Know-How, based upon an assertion or claim arising out of the Development, Manufacture or Commercialization of Reb C or a Product in the Territory (an “Infringement Claim”), control of the response to such claim in the Territory shall, as between the Parties, be determined in the same manner as enforcement rights are determined pursuant to Sections 9.5.2 and 9.5.3, with the time periods set forth in 9.5.3 shortened where necessary to provide Redpoint sufficient time to respond without a loss of rights, and IFF shall cooperate with Redpoint in the preparation and formulation of such response, and in taking other steps reasonably necessary to respond, to such Infringement Claim.  Neither Party shall settle or compromise any Infringement Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

9.6           Trademarks.  IFF shall select, register and own the trademarks, trade dress, logos, slogans and internet domain names including any of the foregoing for the Products for use in the Territory (the “IFF Marks”). For purposes of clarity, the term IFF Marks shall not include the corporate names and logos of Redpoint or its Affiliates.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1         Representations and Warranties.

10.1.1      Mutual Representations.  Each of the Parties hereby represents and warrants to the other Party that, as of the Effective Date:

(a)           Such Party has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

(b)           This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.  The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor, to its knowledge, violate any Law of any Governmental Authority having jurisdiction over it;

(c)           Such Party has not granted any right to any Third Party that would conflict with the rights granted to the other Party hereunder;

(d)           Except for Regulatory Notifications, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the Development, Manufacture or Commercialization of Reb C and the Products, such Party has obtained all necessary consents, approvals and authorizations of all Government Authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement; and

(e)           There is no action or proceeding pending or, to such Party’s knowledge, threatened, that questions the validity of this Agreement or any action taken by such Party in connection with the execution of this Agreement.

10.1.2      Additional Representations of Redpoint.  Redpoint hereby represents and warrants to IFF that, as of the Effective Date:

(a)           Redpoint owns all right, title and interest in and to, or has a license, sublicense or other permission to use and license in the Territory the Licensed Technology;

(b)           To Redpoint’s knowledge, all patent applications within the Redpoint Patents are still pending;

(c)           Redpoint is not aware of any claim made against it asserting the invalidity or non-infringement of any of the Redpoint Patents;

(d)           Redpoint does not currently have an agreement with any Third Party granting a license under or to any of the Licensed Technology to Develop, Manufacture or Commercialize Reb C in the Territory; and

10.2         Limitation on Representations or Warranties.  Notwithstanding anything to the contrary herein, neither Party will be in breach of any representation or warranty made pursuant to this Article 10 to the extent that the Party alleged to have so breached can demonstrate that the Party alleging such breach had, on or prior to the Effective Date, actual knowledge of such breach of such representation or warranty.

10.3         Disclaimer of Warranty.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 10.1, NEITHER PARTY MAKES ANY REPRESENTATIONS NOR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY

OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND REDPOINT AND IFF EACH SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF REB C OR PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

10.4         Limitation of Liability.  IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, RECKLESS CONDUCT OR A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN ARTICLE 7.  MOREOVER, THE FOREGOING LIMITATIONS WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER ARTICLE 12.

10.5         Essential Basis.  The Parties acknowledge and agree that the disclaimers, exclusions and limitations of liability set forth in this Article 10 form an essential basis of this Agreement, and that, absent any of such disclaimers, exclusions or limitations of liability, the terms of this Agreement, including the economic terms, would be substantially different.

ARTICLE 11
TERM AND TERMINATION

11.1         Term.  This Agreement shall commence as of the Effective Date and shall continue in effect until the earlier of (a) the end of the Royalty Term or (b) the effective date of any termination of this Agreement pursuant to Section 11.2 below (the “Term”).

11.2         Termination.

11.2.1      Breach.  Either Party may, without prejudice to any other remedies available to it at Law or in equity, terminate this Agreement in the event that the other Party shall have materially breached or defaulted in the performance of any of its obligations hereunder, including, in the case of IFF, IFF’s failure to use commercially reasonable efforts to Commercialize Reb C and the Products.  The defaulting Party shall have thirty (30) days (five (5) days in the event of non-payment) after receiving written notice thereof to remedy such default.  Any such termination shall become effective at the end of such thirty (30)-day period (five (5)-day period for non-payment) unless the defaulting Party has cured any such breach or default prior to the expiration of such thirty (30)-day period (five (5)-day period for non-payment).

11.2.2      Bankruptcy.  Redpoint may terminate this Agreement upon written notice to IFF at any time, to the extent permitted by Law, if IFF shall make or seek to make or arrange an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against IFF (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days), or if a receiver or trustee of IFF’s property shall be appointed and not discharged within ninety (90) days.

11.2.3      IFF Termination Right.  After the *** anniversary of the Effective Date, IFF may terminate this Agreement at any time upon ninety (90) days prior written notice to Redpoint.

11.3         Effects of Termination.

11.3.1      Without limiting any other legal or equitable remedies that Redpoint may have, if this Agreement is terminated pursuant to Sections 11.2.1 or 11.2.2 at any time or pursuant to Section 11.2.3 prior to the expiration of the Royalty Term, all licenses granted by Redpoint to IFF under this Agreement shall terminate in their entirety on the effective date of the termination of this Agreement and IFF shall as promptly as commercially practicable (a) transfer to Redpoint or Redpoint’s designee (i) possession and ownership of all governmental or regulatory correspondence, filings and approvals (including all Regulatory Submissions) relating to the Licensed Technology, (ii) copies of all data, reports, records and materials in IFF’s possession or control relating to the Licensed Technology to the extent not publicly available, and (iii) all records and materials in IFF’s possession or control containing Confidential Information of Redpoint, and (b) if Redpoint so requests, transfer any Third Party agreements, including the Supply Agreements relating to Reb C.  IFF shall execute all documents and take all such further actions as may be reasonably requested by IFF in order to give effect to the foregoing clauses (a) and (b).

11.3.2      Upon the expiration of the Royalty Term, solely to the extent not earlier terminated pursuant to Section 11.3.1, IFF shall have a fully paid, royalty-free, irrevocable, non-exclusive license in the Licensed Technology to Develop, Manufacture, use and Commercialize Reb C and Products in the Territory.

11.4         Accrued Rights.  Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination.  Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

11.5         Survival.  The following Articles and Sections, together with any definitions used or exhibits referenced therein, will survive any termination or expiration of this Agreement:  Sections 6.3, 6.4.1, 6.4.4, 10.2, 10.3, 10.4, 11.3, 11.4, 11.5, 14.1, 14.3 and Articles 12 and 13.  Furthermore, Article 7 shall survive any termination or expiration of this Agreement for a period of ten (10) years.

ARTICLE 12
INDEMNIFICATION; INSURANCE

12.1         Indemnification.

12.1.1      Indemnification by IFF.  Except as it relates to claims brought under Article 9, IFF hereby agrees to save, defend and hold Redpoint, its Affiliates, and their respective directors, officers, agents, consultants and employees (collectively, “Redpoint Indemnitees”) harmless from and against any and all Losses arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting from (a) any breach by IFF of any of its representations, warranties, covenants or obligations pursuant to this Agreement, (b) any alleged violation of any Laws by an IFF Indemnitee relating to the Development, Manufacture, use or Commercialization of Reb C or the Products, (c) the death of or any injury to any person or any damage to or loss of property as a result of Products Developed, Manufactured, used, Commercialized or otherwise distributed by IFF or its Affiliates or sublicensees, (d) any negligent act, omission or misconduct of IFF, or its Affiliates, sublicensees, distributors, wholesalers or agents in the Development, Manufacture, use or Commercialization of the Products, or any other improper activity conducted by IFF, or its Affiliates, sublicensees, distributors, wholesalers or agents under this Agreement which is the proximate cause of injury, death or property damage to a Third Party, or (e) any negligent act or omission of IFF or its Affiliates or sublicensees in connection with interactions and communications with Governmental Authorities, FEMA or other similar organizations; in each case except to the extent that such Losses are subject to indemnification by Redpoint pursuant to Section 12.1.2.

12.1.2      Indemnification by Redpoint.  Redpoint hereby agrees to save, defend and hold IFF, its Affiliates, and their respective directors, officers, agents, consultants and employees (collectively, “IFF Indemnitees”) harmless from and against any and all Losses arising in connection with any and all Third Party Claims resulting from (a) any breach by Redpoint of any of its representations, warranties, covenants or obligations pursuant to this Agreement or (b) any negligent act, omission or willful misconduct by Redpoint or its Affiliates or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement; in each case except to the extent that such Losses are subject to indemnification by IFF pursuant to Section 12.1.1.

12.2         Notice of Claim.  All indemnification claims in respect of any indemnitee seeking indemnity under Section 12.1 (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”).  The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which such Indemnified Party intends to base a request for indemnification under Section 12.1, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice which materially prejudices the defense of such Third Party Claim.  Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time).  Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.  The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party materially prejudices the defense of such Third Party Claim.

12.3         Control of Defense.  At its option (and except for any claims, proceedings, or other actions under Article 9), the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Sections 12.1.1 and 12.1.2 by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects.  Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

12.4         Right to Participate in Defense.  Without limiting Section 12.3, any Indemnitee will be entitled to participate in, but not control, the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 12.3 (in which case the Indemnified Party will control the defense).

12.5         Settlement.  Except as it relates to claims brought under Article 9 hereof, with respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto), and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment.  With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.3, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s reasonable discretion).  The Indemnifying Party that has assumed the defense of the Third Party Claim in accordance with Section 12.3 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party.  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 12.3.

12.6         Cooperation.  Except as it relates to claims brought under Article 9 hereof, if the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim.  Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

12.7         Insurance.  IFF shall obtain and maintain in force General Liability and Products Liability with limits at a minimum of $***.  Such insurance shall name Redpoint as an additional insured.  It is understood that such insurance will not be construed to limit IFF’s liability with respect to its indemnification obligations under this Article 12.  IFF will provide to Redpoint upon request a certificate evidencing the insurance IFF is required to obtain and keep in force under this Article 12.  Such certificate will provide that such insurance will not expire or be cancelled or modified without at least thirty (30) days’ prior notice to Redpoint.

ARTICLE 13
DISPUTE RESOLUTION

13.1         Disputes.  For all matters under this Agreement, the Parties hereby agree that disputes shall be referred to the designated senior executives of Redpoint and IFF (the “Representatives”).  If any such matter has not been resolved within fifteen (15) Business Days of such referral to the Representatives, then the Parties may mutually agree whether such dispute should be determined through binding arbitration pursuant to the provisions of Section 13.2 or through litigation pursuant to the provisions of Section 13.3 and, if the Parties cannot so agree, then such dispute shall be finally determined according to the provisions of Section 13.3.  In the event of any dispute between the Parties arising in connection with Article 9 of this Agreement, the Parties agree that the dispute resolution described under this Article 13 will be conducted with sufficient dispatch to prevent loss of patent rights in the disputed subject matter.

13.2         Arbitration.  In the event that any dispute is referred to arbitration pursuant to Section 13.1, then such arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association in force on the date of commencement of the arbitration.  The arbitration will be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  There will be three (3) arbitrators, with one arbitrator selected by Redpoint and one arbitrator selected by IFF, which arbitrators shall jointly select the third arbitrator.  The place of arbitration shall be New York, New York or such other location mutually acceptable to the Parties and the laws of the State of New Jersey shall apply to any such arbitration.  Each of the arbitrators must have at least ten (10) years experience in commercial transactions.  The arbitration will commence within thirty (30) days after appointment of the arbitrators and will continue uninterrupted, unless otherwise suspended by the arbitrators for good cause, for not longer than one hundred (120) days (including any discovery permitted by the arbitrators).  The arbitrators will, within such one hundred and twenty (120) day period, render a written decision with findings of fact and conclusions of law and deliver such decision to the Parties.  No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited.  The decision of the arbitrators will be final and non-appealable and binding upon the Parties, and may be entered and enforced in any court having jurisdiction.  The Parties shall share the costs of the arbitration equally.

13.3         Jurisdiction.  In the event that any dispute is not referred to binding arbitration pursuant to Section 13.1, then the Parties unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the state and federal courts of New Jersey and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such courts.

13.4         Injunctive Relief.  Notwithstanding anything to the contrary in this Agreement, either Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the laws and rules applicable in such jurisdiction with respect to any matters arising out of the other Party’s performance of its obligations under this Agreement.

13.5         Governing Law.  This Agreement shall be governed by and construed under the substantive laws of the State of New Jersey, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside the State of New Jersey.

ARTICLE 14
MISCELLANEOUS

14.1         Entire Agreement; Amendment.  This Agreement, including the Schedules attached hereto (each of which is hereby incorporated herein by reference), sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties which will continue to govern the obligations of the Parties with respect to information disclosed thereunder with respect to periods prior to the Effective Date.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.2         Force Majeure.  Neither Party shall be liable to the other for any failure or delay in the fulfillment of its obligations under this Agreement (other than the payment of monies due and owing to a Party under this Agreement), when any such failure or delay is caused by fire, flood, earthquakes, explosions, sabotage, strikes, lockouts, insurrections, civil commotions, riots, invasions, wars, acts of war (whether war be declared or not), peril of the sea, acts, restraints, requisitions, regulations or directions of, or omissions or delays in acting by, Governmental Authorities, acts of God, or any similar cause beyond the reasonable control of the performing Party (each, a “Force Majeure Event”).  In the event that either Party is prevented from discharging its obligations under this Agreement on account of a Force Majeure Event, the performing Party will notify the other Party forthwith, and will nevertheless make every endeavor, in the utmost good faith, to discharge its obligations, even if in a partial or compromised manner.

14.3         Notices.  All notices or other communications that are required or permitted under this Agreement will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided in this Agreement), or sent by internationally-recognized overnight courier to the addresses below.  Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a Business Day (so long as promptly confirmed by personal delivery or overnight courier as provided in this Agreement), and (b) on the second Business Day after dispatch, if sent by internationally-recognized overnight courier.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For IFF:                                                     International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Phone: (212) 765-5500

Fax: (212) 708-7132

Attention:  General Counsel

with a copy to:

For Redpoint:                      Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

Phone: (609) 637-9700

Fax: 609.637.0126

Attention: Scott Horvitz, CFO

with a copy to:                Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Fax: 609.919.6701

Attention:  Andrew P. Gilbert, Esq.

14.4         Independent Contractors.  In making and performing this Agreement, IFF and Redpoint shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied for any purpose to create an agency, partnership, limited partnership, joint venture or employer and employee relationship between IFF and Redpoint and this Agreement shall not be construed to suggest otherwise.  At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.  Except as otherwise provided in this Agreement, each Party shall be solely responsible for its own costs and expenses associated with this Agreement.

14.5         Maintenance of Records.  Each Party shall keep and maintain all records required by Law with respect to Reb C and the Products and shall make copies of such records available to the other Party during normal business hours, upon reasonable prior written notice and solely to the extent access to such records is necessary for a Party to exercise its rights under this Agreement.

14.6         No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

14.7         Assignment.  Neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party (which consent may be granted, withheld or conditioned at such other Party’s sole and absolute discretion); provided, however, that either Party may assign or transfer this Agreement or any of its rights or obligations under this Agreement without the consent of the other Party (a) to any Affiliate of such Party, or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets related to this Agreement.  The assigning Party (unless it is not the surviving entity) will remain jointly and severally liable with, and will guarantee the performance of, the relevant Affiliate or Third Party assignee under this Agreement, and the relevant Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement.  Any purported assignment or transfer in violation of this Section 14.7 will be void ab initio and of no force or effect.

14.8         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

14.9         Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.10       Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.11       Headings.  The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

14.12       No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this License and Commercialization Agreement in duplicate originals by their proper officers as of the Effective Date.

INTERNATIONAL FLAVORS & FRAGRANCES INC.		REDPOINT BIO CORPORATION

By:	/s/ Hernan Vaisman	By:	/s/ R. Raymond Salemme

Name: Hernan Vaisman		Name: F. Raymond Salemme

Title: Flavors President		Title: Chief Executive Officer

Signature Page to License and Commercialization Agreement

SCHEDULE 1.1.30

Redpoint Patents

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